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                                   EXHIBIT 4.1

                            CECO ENVIRONMENTAL CORP.
                             SUBSCRIPTION AGREEMENT


                                December 31, 2001

Ceco Environmental Corp.
505 University Avenue
Suite 1400
Toronto, Ontario Canada
MSG 1X3

Gentlemen:

                                  SUBSCRIPTION

     The undersigned Purchasers (collectively, the "Purchasers") hereby offer and agree to purchase the units (the "Units") comprised of shares of common stock (the "Shares") and warrants to purchase Shares (the "Warrants") to be issued by Ceco Environmental Corp., a New York corporation (the "Company") (the "Offering"). The Purchasers shall submit their checks payable to "Ceco Environmental Corp." for the Units subscribed for in accordance with Schedule A.

                           OFFERING AND SALE OF UNITS

     The purchase price of the Units offered by the Company has been determined unilaterally by the Company and is not the result of arm's-length negotiations. The Offering is being made for $2,000,000 to $3,000,000 of Units, at the election of the Purchasers. The Company shall issue Warrants initially exercisable for 1/2 Share for each Share issued at the time of the initial issuance of Shares. All subscription amounts will be available immediately to the Company.

     The Company shall have no obligation to issue in excess of 1,772,576 Shares (such number being 19.9% of the outstanding shares of the Company prior to the issuance of the Shares) to the Purchasers in the aggregate until shareholder approval for the issuance of the Shares and the Shares issuable on exercise of the Warrants ("Warrant Shares") in excess of 1,772,576 Shares is received in accordance with NASD rules and regulations. If, prior to the filing of the
Schedule 14A described below, Introtech Investments, Inc. ("Introtech"), Can-Med Technology, Inc. (d/b/a Green Diamond Oil Corp.) ("Green Diamond"), Icarus Investment Corp. ("Icarus"), Phillip DeZwirek, Crestview Capital Fund, L.P. ("Crestview") and any five of the Purchasers who are purchasing Units in the aggregate own stock entitling them to cast a majority of the votes necessary to approve any shareholder actions, then the Company will: (a) promptly (but not later than 45 days) following the notification of the ownership by such persons of such Shares, prepare in proper form and file with the SEC an information statement on Schedule 14C ("Information Statement") and circulate such statement to the Company's shareholders. If the above referenced 10 shareholders of the Company do not own more than 50% of the stock of the Company, then the Company will no later than November 1, 2002, prepare in proper form and file with the SEC a proxy statement on Schedule 14A (a "Proxy Statement") for use in soliciting proxies for the approval by the shareholders of the Company, (b) duly call, give notice of and convene a meeting of its shareholders, as soon as practicable, but not later than 20 days after the Proxy Statement is cleared by the SEC, for purposes of obtaining shareholder approval of such Shareholder Proposal, and (c) have the Proxy Statement cleared by the SEC and obtain such shareholder approval. The term "Shareholder Proposal" shall mean the proposal to approve the issuance of Shares and Warrant Shares in excess of 1,772,576 shares in the aggregate. The Company agrees that it shall recommend that the Company's shareholders vote in favor of the Shareholder Proposal. Each of Phillip DeZwirek, Green Diamond, Introtech, Icarus, and each of the Purchasers agrees to vote in favor of such proposal at the shareholder meeting, or prior to the circulation of the Information Statement, in a Written Consent executed by such persons approving the Shareholder Proposal. Company agrees that it will not issue any shares prior to the time that shareholder approval of the Shareholder Proposal is obtained unless such purchasing shareholder agrees to vote in favor of the Shareholder Proposal; provided, however, that this limitation shall not apply to shares issued upon exercise of outstanding options or warrants or any shares to be issued or on exercise of options issued under the Company's 1997 Stock Option Plan or 1999 Employee Stock Purchase Plan or up to an additional 250,000 shares regardless of to whom issued.

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     If Company circulates an Information Statement as described above, then
Crestview shall be obligated to reimburse Company for one-half of the actual, documented, out of pocket costs of preparing, filing and circulating the Information Statement (including but not limited to SEC filing fees and reasonable legal fees).

     This issuance of Units shall close as soon as possible (the "Closing Date"), but not later than December 31, 2001.

     In the event that there is a limit on the number of Shares that may be issued under Article IV or on exercise of a Warrant due to the fact that the Company's shareholders have not yet approved the Shareholder Proposal, such limit shall be applied to each Purchaser on a pro rata basis based on the number of Units purchased by such Purchaser. Company shall issue any of such Shares as soon as practicable following the approval of the Shareholder Proposal.

                                 PURCHASE PRICE

     The per Unit purchase price will be $3.00.

     The exercise price for each warrant issued hereunder shall be $3.60 per Warrant Share. The exercise price shall be subject to adjustment as specified in the Warrants.

                            ADDITIONAL SHARE ISSUANCE

     If the Company's EBITDA for its 2002 fiscal year is less than $7,800,000 (as determined in accordance with GAAP (except that adjustments to earnings attributable to the issuance of the Warrants or any options/warrants issued to The Shemano Group shall not be taken into account), without any "pro forma adjustments" and as indicated on the Company's Form 10-K, including any amendment thereto), then the Company shall issue a number of Shares to each Purchaser equal to 1.5% of the initial number of Shares issued to such Purchaser for every $100,000 under $7,800,000 that the Company's EBITDA is. For instance, if the Company's EBITDA is $7,550,000 for fiscal 2002 and a Purchaser initially received 100,000 Shares, then the Company would be required to issue an additional 3750 Shares to such Purchaser at no additional cost to such Purchaser.

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     With respect to each Purchaser, if and whenever on or after the date of this Agreement until the earlier to occur of: a) the date 2 years after the Form S-1 described in Schedule B is determined effective by the SEC and b) the date 90% of the Shares received by any Purchaser on the Closing Date are no longer held by such Purchaser, the Company issues, sells or grants shares of Common Stock, or is deemed to have issued, sold or granted shares of Common Stock for consideration per share less than the Purchase Price (the "Dilutive Price") in effect immediately prior to the time of such issuance or sale (a "Dilutive Event"), then forthwith upon the occurrence of any such Dilutive Event the Purchase Price shall be reduced so that the Purchase Price in effect immediately following the Dilutive Event will equal the Dilutive Price and: (a) the Company shall within five (5) business days issue additional Shares to such Purchaser so that such Purchaser will hold the same number of Shares it would have been issued, solely with respect to Shares held on the date of the Dilutive Event, had the Purchase Price in Article II equalled the Dilutive Price; provided, however, that shares of Common Stock issued for consideration per share less than the Conversion Price in connection with the following shall not be deemed a Dilutive Event and will not trigger an adjustment to the Conversion Price as provided in Article IV hereof: (i) the exercise of warrants and options outstanding on the date of this Agreement, (ii) the issuance of options or warrants or the receipt of Shares on exercise of such options or warrants with respect to employees and officers of the Company or its subsidiaries pursuant to the Company's 1997 Stock Option Plan or the 1999 Employee Stock Purchase Plan (other than shares to be issued to Affiliates of the Company), (iii) the issuance of warrants or options and the receipt of Stock on exercise of such warrants or options with respect to directors of the Company and up to 250,000 options to be issued to consultants of the Company, (iv) reincorporation of the Company in Delaware, (v) Warrants issued in connection with this Agreement; or
(vi) any acquisition, merger, bank financing or lending transaction approved by the Company's Board of Directors provided that no party to such transaction is an Affiliate of the Company. For purposes of this Agreement and the Warrants to be issued hereunder, an "Affiliate" of the Company shall be a person who controls, is controlled by or under common control with the Company.

     Issuance and Sale of Shares of Common Stock. For purposes of determining the adjusted Purchase Price pursuant to Section IV(2) above, the following events shall be deemed to be an issuance and sale of shares of Common Stock by the Company:

          (a) Issuance of Rights or Options. If (i) the Company, in any manner, hereafter grants any rights or options to subscribe for, or to purchase, shares of Common Stock, or any securities convertible into or exchangeable for any shares of Common Stock (such rights or options referred to herein as "Options" and such convertible or exchangeable securities referred to herein as "Convertible Securities") and (ii) the price per share of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Purchase Price in effect immediately prior to the time of the granting of such Options, then the shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities will be deemed to have been issued and sold by the Company for such lesser price per share. For the purposes of this Section IV(3)(a), the "price per share" is determined by dividing (i) the total amount, if any, received by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options (without taking into account potential anti-dilution language in the terms of such). No further adjustment of the Conversion Price will be made when Convertible Securities are actually issued upon the exercise of such Options or when shares of Common Stock are actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

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          (b) Calculation of Consideration Received. If any shares of Common
     Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor or the Price Per Share, as the case may be, will be deemed to be the net amount received or to be received, respectively, by the Company therefor. In case any Shares, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company or the non-cash portion of the Price Per Share, as the case may be, will be the fair market value of such consideration received or to be received, respectively, by the Company. If any Shares, Options or Convertible Securities are issued in connection with any merger in which the Company is the surviving Company, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving Company as is attributable to such Shares, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and marketable securities will be determined by the Company.

          (c) Integrated Transactions. In case any Option is issued in connection with the issuance or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option will be deemed to have been issued for a consideration of $.01.

     Additional Shares. Shares issuable under Section IV(1) or IV(2) are referred to as "Additional Shares".

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           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS

     Each of the undersigned Purchasers, separately and not jointly, makes the following additional agreements, representations, declarations, acknowledgments and warranties with the intent that the same may be relied upon in determining its suitability as a purchaser of Units:

     Such Purchaser agrees that; in the event his principal residence or its principal place of business changes, he or it will promptly notify the Company.

     Such Purchaser is an "accredited investor" as defined in Regulation D.

     Such Purchaser has received, read, understands and is familiar with this Subscription Agreement.

     The Units subscribed for herein by such Purchaser will be acquired solely by and for the account of such Purchaser, for investment, and are not being purchased for subdivision, fractionalization, resale or distribution, such Purchaser has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge all or any part of the Units for which such Purchaser hereby subscribes, and such Purchaser has no present plans or intentions to enter into any such contract undertaking or arrangement. In order to induce the Company to issue and sell the Units subscribed for hereby to such Purchaser, the undersigned agrees that the Company will have no obligation to recognize the ownership, beneficial or otherwise, of such Units by anyone but such Purchaser.

     The undersigned acknowledges that he generally must hold the Units (and any common stock issued on conversion of the Warrants) for a minimum period of one year and may not sell, transfer, pledge or otherwise dispose of the Units without registration under the Securities Act or the Laws unless an exemption from registration is available. Further, such Purchaser shall provide, if the Company so requires, an opinion of counsel, that the intended disposition will not violate the Securities Act or the Laws or the rules and regulations of the Securities and Exchange Commission or of any state securities commission promulgated under such statutes.

     None of the Units, Shares nor Warrants have been registered under the Securities Act and cannot be sold or transferred without compliance with the registration provisions of said Securities Act or compliance with exemptions, if any, available thereunder.

     Such Purchaser expressly represents that: (a) he has such knowledge and experience in financial and business matters in general, and in investments in shares of common stock and warrants, in particular, and that he is capable of evaluating the merits, risks and other facets of the subject investment (b) his financial condition is such that he has no need for liquidity with respect to his investment in the Units to satisfy any existing or contemplated undertaking or indebtedness; (c) he is able to bear the economic risk of his investment in the Units for an indefinite period of time, including the risk of losing all of his investment; (d) he has either secured independent tax advice with respect to his investment in the Units, upon which he is relying, or he is sufficiently familiar with the income taxation of corporations that he deemed such independent advice to be unnecessary; (e) he has participated in other privately placed investments and/or he has such knowledge and experience in business and financial matters, has the capacity to protect his own interest in investments like the subject investment, and is capable of evaluating the risks, merits and other facets of the subject investment.

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     Such Purchaser was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the television or radio; and (ii) any seminar or meeting whose attendees had been invited by any general solicitation or general advertising.

     Purchaser has received and reviewed the Company's 2000 Form 10-KSB, the latest proxy statement filed by the Company on Schedule 14A and the latest quarterly report of the Company on Form 10-QSB (the "Offering Documents") and the "Risk Factors" attached hereto. Such Purchaser expressly acknowledges that:
(a) the Units are a speculative investment that involve a high degree of risk of loss of the entire investment of the undersigned in the Company; (b) no federal or state agency has reviewed or passed upon the adequacy or accuracy of the information set forth in the Offering Documents, or made any finding or determination as to the fairness for investment, or any recommendation or endorsement of the Units as an investment; (c) there will be no public market for the Units and, accordingly, it may not be possible for the undersigned to liquidate his investment in the Units; (d) the Units shall bear a legend describing the restrictions on transfer; and (e) any anticipated federal and/or state income tax benefits applicable to the Units may be lost through changes in, or adverse interpretations of, existing laws and regulations. Such Purchaser has relied only on such information contained in the Offering Documents and no other information in determining whether to subscribe for Units.

     All information that such Purchaser has provided concerning himself and his financial condition is correct and complete as of the date set forth on the subscription page hereof, and if there should be any material change in such information prior to the acceptance of his subscription for the Units that he is purchasing, he will immediately provide such information to the Company.

     Such Purchaser acknowledges that an investment in the Company is risky and that the undersigned has reviewed all of the risk factors set forth in the Appendix hereto.

     If the Purchaser is an entity, the Purchaser is duly organized, validly existing and in good standing under the laws of its state of organization. The Purchaser has all necessary power and authority to own its properties and to consummate the transactions contemplated by this Agreement; this Agreement has been duly authorized, executed and delivered on behalf of the Purchaser, and is the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and the execution and performance of this Agreement by the Purchaser will not violate or conflict with any existing agreement by which the Purchaser is bound.

     Crestview acknowledges that The Shemano Group will be receiving a 6% placement fee and 3% warrant coverage with respect to amounts invested by Crestview.

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     Each Purchaser grants to Crestview an irrevocable power of attorney to make such changes, as Crestview determines in its sole discretion, as are necessary and advisable so that the Agreement and the Warrant are in compliance with NASDAQ rules and regulations in order to avoid delisting of the Company's common stock by NASDAQ, provided that such changes, in the aggregate, do not (in the determination of Crestview) have a materially adverse impact on such Purchaser's investment in the Company.

     Each Purchaser shall promptly supply such information as is reasonably requested by the Company to prepare any Registration Statements for the Shares and Warrant Shares.

              REPRESENTATIONS, WARRANTIES AND COVENANTS OF COMPANY

     Organization and Good Standing. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of New York.

     Authorization. The execution and delivery of this Agreement and Warrant, and performance of the Company's obligations as set forth in this Agreement and Warrant have been duly and validly authorized by all necessary corporate action, and this Agreement and Warrant are legal and binding obligations of the Company, enforceable in accordance with their terms.

     Reservation of Common Stock. The Shares, Warrant Shares and the Additional Shares have been duly reserved for issuance and when issued, will be validly issued, fully paid and-non-assessable shares of Common Stock and will be free and clear of all liens, charges, restrictions, claims and encumbrances imposed by the Company.

     Non-Contravention. Neither the execution and delivery by the Company of this Agreement and the Warrant, nor the consummation of any of the transactions contemplated hereby or thereby nor compliance by the Company with or fulfillment by it of the terms, conditions and provisions hereof or thereof will:

Conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any lien, claim or encumbrance upon any of the Company's assets, under (1) the charter or bylaws of the Company, (2) any contract to which the Company is a party, (3) any court order to which the Company is a party or by which the Company is bound, or (4) requirements of laws affecting the Company or the Company's assets; all of which, taken together in the aggregate, would have a material adverse effect in the Company, its financial condition or prospects (a "Material Adverse Effect") or

Require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any person, other than the filing of a Form D with the Securities Exchange Commission ("SEC"), the filing with the SEC of the Form S-1, the filing with and approval of the SEC of a Schedule 14A or 14C or similar form, NASDAQ, and applicable blue sky filings and approvals.

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     Governmental Permits.

The Company owns, holds or possesses all licenses, franchises, permits privileges, immunities, approvals and other authorizations from a governmental body which are necessary to entitle it to own or lease, operate and use the Company's assets and assets by the Company and to carry on and conduct its business as conducted (herein collectively called "Governmental Permits") except for such Governmental Permits as to which the failure to own, hold or possess would not have a material adverse effect on the Company's assets, the assets leased by the Company or the Company's business.

The Company has performed its obligations under each Governmental Permit, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits or, after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect in any respect the rights of the Company under any such Governmental Permit if such event would have a Material Adverse Effect. No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any event, condition or state of facts described in the preceding sentence, has been received by, or is known to, the Company. Each Governmental Permit is valid, subsisting and in full force and effect and will not be rendered invalid or lose its force and effect as a result of the consummation of the transactions contemplated hereby, in each case without (x) the occurrence of any breach, default or forfeiture of nights thereunder, or (y) the consent, approval, or act of, or the making of any filing with, any governmental body.

     Board of Directors. Prior to December 31, 2002, the Board of Directors of the Company shall have nominated and elected two (2) individuals with industry experience or financial backgrounds who are not affiliated with Phillip DeZwirek and who are not currently serving as directors of the Company.

     Intellectual Property.

The Company owns (or possesses adequate and enforceable licenses or other rights to use) all trademarks, trade names, copyrights, patents, inventions, processes and other technical know-how and other proprietary rights now used in its business, and to the Company's knowledge, has not infringed and is not infringing on the trademarks, trade names, copyrights, patents, inventions, processes or other technical know-how or other proprietary rights of any other person.

No proceedings have been instituted or are pending or, to the Company's knowledge, threatened which challenge the validity of, or otherwise adversely affect the ownership or use by the Company of such trademarks, trade names, copyrights, patents and applications. The Company has no knowledge of the infringing use of any of such trademarks and trade names or the infringement of any of such patents or copyrights by any other person.

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     No Violation, Litigation or Regulatory Action

The Company has complied with all requirements of laws and court orders which are applicable to the Company's assets, the assets leased by the Company or the Company's business to the extent that the failure to so comply would have a Material Adverse Effect;

There are no lawsuits, claims, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company in respect of the Company's assets, the assets leased or licensed by the Company or its business and there is no lawsuit, suit or proceeding pending in which the Company is the plaintiff or claimant which relates to the Company's assets, the assets leased or licensed by the Company or its business;

to the Company's knowledge, there is no basis for any lawsuit, claim, suit, proceeding or investigation, pending or threatened against or affecting the Company in respect of its assets, the assets based or licensed by the Company or its business which would have a Material Adverse Effect; and

There is no action, suit or proceeding pending or, to the knowledge of the Company, threatened which questions the legality or propriety of the transactions contemplated by the Agreement and the Warrant.

     No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Company's most recent quarterly report filed on Form 10-QSB with the Securities and Exchange Commission (the "Commission"), there has been no material adverse change in the condition (financial or otherwise) business, properties, prospects, net worth or results of operations of the Company. As of the date of this Agreement and assuming that Company makes all payments due when required under its applicable loan documents, no fines or penalties (default or otherwise) are payable or will be paid with respect to the Company's indebtedness other than for $50,000 owed to PNC Bank (as agent).

     No Change in Capitalization. Other than the changes in capitalization that will result from the execution and delivery of this Agreement and the Warrants by the Company, subsequent to the respective dates as of which information is given in the Company's most recent quarterly report filed on Form 10-QSB with the Commission and the Form 10-KSB (in draft form or as actually filed) there has been no change in the capitalization of the Company, other than the exercise of warrants for 1,000,000 shares of common stock of the Company held directly or by a nominee on behalf of Green Diamond, ICS Trustees Services Ltd. and Harvey Sandler.

     Use of Units Proceeds. The Company represents and warrants that it will use the net proceeds from the issuance of Shares solely for the satisfaction of debt to PNC Bank, Bank One, N.A. and Fifth Third Bank.

     SEC Filings. The Company has filed all forms, reports and documents required to be filed by it with the Commission, and has made available to the Undersigned all registration statements (on all forms applicable to the registration of securities), periodic reports and other documents filed by the Company with the Commission, including all exhibits filed in connection therewith, and prior to the date of this Agreement (collectively, the "Commission Filings"). As of their respective dates, the Commission Filings (i) complied in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the rules and regulations thereunder other than the late filing of the Company's Restated 1999 financials on the Company's 1999 Form 10-KSB and 10-QSBs, as well as the Company's Definitive Schedule 14A in 2001, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

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     No Violation of Rule 10b-5. To the Company's knowledge, neither the
Company, nor any of their respective directors, officers or controlling persons has, with respect to the Company: (i) taken, failed to take, or will take, directly or indirectly, any action resulting in a violation of Rule 10b-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or designed to cause or result, under the Act or otherwise, in, or which has constituted or which reasonably might be expected to constitute a device, scheme of artifice designed to defraud any person, in connection with the purchase or sale of the Company's securities (including, but not limited to, the Securities); (ii) made any untrue statement of material fact or failed to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made not misleading; or (iii) engaged in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of a security (including, but not limited to, the Units).

     Consulting Contract. The Company shall enter into the Consulting Contract with The Friedman Group LLC, a copy of which is attached hereto.

     Registration Rights. The Company shall comply with the registration rights provision of Schedule B attached hereto.

     Exemption from Registration for Units. The issuance and sale of the Units are exempt from registration under the Securities Act and the Regulations pursuant to Regulation D promulgated under the Securities Act subject to the following assumptions:

The undersigned is not subject to any statute, rule or regulation, or to any impediment to which contracting parties are generally not subject, that requires the Company or such party to obtain the consent of, or to make a declaration or filing with, any governmental authority.

The undersigned's factual representations and warranties `in this Agreement are true and accurate in all material respects and (ii) that the undersigned is an "accredited investor," as that term is defined under the Securities Act.

The undersigned is not an "underwriter" within the meaning of Section 2(11) of the Securities Act.

     Listing on Nasdaq. The Company meets the requirements for listing its securities on the Nasdaq Small Cap Market and the Company believes that, on the basis of its expected revenues and reserves, it will be able to maintain compliance with the minimum listing maintenance requirements for at least one year after said listing. The Company has prepared and filed and application for listing of the Shares (other than the submission of the definitive Agreement and underlying minutes), and when the Warrant Shares or any Additional Shares (issuable under Section IV) are issued will promptly file an application for the listing of the Warrant Shares or any Additional Shares, with the Nasdaq Stock Market.

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     Expenses. The Company shall reimburse Kingport Capital Partners LLC for its reasonable legal fees and due diligence expense incurred in connection with the Purchasers' purchase of the Units, not to exceed $25,000 ($5,000 of which has already been paid). Crestview may remit up to $20,000 of its purchase price for the Units to Kingport Capital Partners LLC in satisfaction of such expenses.

     Exercise by Warrant Holders. Green Diamond, ICS Trustee Services Ltd. and Harvey Sandler have exercised an aggregate of Warrants for 1,000,000 Shares of the Company's common stock on December 21, 2001, and have paid $2,250,000 into the Company.

     No Repayment of DeZwirek Debt. The Company and its affiliates will not repay the principal of any debt, loans or notes to Green Diamond, Phillip DeZwirek or their Affiliates until the maturity date actually set forth in such debts, loans or notes; provided that if a change of control of the Company occurs after the date hereof (determined as if each debt, loan or note were issued immediately after the date hereof), then the Company may prepay the principal amount of such debts, loans or notes that are payable as a result of such change of control.

     Opinion. The Company shall deliver the legal opinion substantially in the form set forth in Exhibit B from Sugar, Friedberg and Felsenthal contemporaneously with the closing of Purchaser's purchase of Units.

     (1) Option Grants. No more than an aggregate of 100,000 options or warrants per year may be granted to Phillip DeZwirek, Jason DeZwirek or their affiliates (taken as a group).

     Exchange Act Registration. The company will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until the Investors have disposed of all of their Shares, Warrant Shares and Additional Shares and Registrable Securities.

     Liabilities. Attached hereto is a complete schedule of all of the Company's debts and liabilities as of December 27, 2001, whether contingent or fixed.

                  REPRESENTATIONS BY JASON AND PHILLIP DEZWIREK

     Phillip DeZwirek (and Jason DeZwirek solely with respect to (2) and (3) below) represents, warrants and covenants as follows:

     Green Diamond has exercised 800,000 options issued by the Company on December 21, 2001, and has fully paid $1,800,000 in connection with the exercise price for such options.

     None of Green Diamond, Jason DeZwirek, Phillip DeZwirek nor any entity they directly or indirectly own, control or are affiliated with (each, a "DeZwirek Party") will seek repayment, exchange, conversion or modification of any notes or loans issued by the Company (or its affiliates) to him prior to the maturity date set forth in such notes and agrees to waive any right to prepayment arising as a result of a change of control of the Company; provided, that if a change of control of the Company occurs after the date hereof (determined as if each debt, loan or note were issued immediately after the date hereof), then the Company may prepay such debt.

     No DeZwirek Party will sell, pledge, transfer or otherwise dispose of any shares of stock of the Company from the date hereof until the date which is three months after the registration statement described in Schedule B is declared effective by the SEC. The DeZwirek Parties own their shares in the Company free of any claims, liens or encumbrances.

                               LEGEND REQUIREMENTS

     IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

                            SURVIVAL; INDEMNIFICATION

     Survival. The representations, warranties and covenants made in Article V, Sections VI(1), VI(2), VI(4) through VI(14), VI(16), VI(18), VI(19), VI(21),
VI(22), VI(24), and Sections VII(1) and VII(2) by each of the Company, each Purchaser and the DeZwirek Parties in this Agreement, the exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive until 2 years after the Form S-1 described in Schedule B is declared effective by the SEC. The representations, warranties and covenants made by each of the Company, the Purchasers and the DeZwirek Parties in Sections VI(3), VI(15), VI(17), and VI(23) of the Agreement shall survive until the fifth anniversary of the date hereof. The covenants made by the DeZwirek Parties in Sections VI(20) and VII(3) of this Agreement will survive until the dates set forth in Sections VI(20) and VII(3), respectively. In the event of a breach or violation of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach or violation available to its under the provisions of this Agreement, irrespective of any investigation made by or on behalf of such party on or prior to the Closing Date.

     Indemnity. (a) The Company hereby agrees to indemnify and hold harmless the Purchasers, their respective Affiliates and their respective officers, directors, partners and members (collectively, the "Purchaser Indemnitees"), from and against any and all Damages, and agrees to reimburse the Purchaser Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Purchaser Indemnitees and to the extent arising out of or in connection with:

any misrepresentation, omission of fact or breach of any of the representations or warranties contained in this Agreement or the annexes or by the Company, Jason DeZwirek or Phillip DeZwirek, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

any failure by the Company Phillip DeZwirek, Jason DeZwirek, Introtech, Icarus, or Green Diamond to perform in any material respect any of their covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or

any action instituted against the Purchasers, or any of them, by any stockholder of the Company who is not an Affiliate of a Purchaser, with respect to any of the transactions contemplated by this Agreement.

     (b) Each Purchaser, severally and not jointly, hereby agrees to indemnify and hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "Company Indemnitees"), from and against any and all Damages, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with any misrepresentation, omission of fact, or breach of any of the Investor's representations, warranties or covenants contained, in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement. Notwithstanding anything to the contrary herein, each Purchaser shall be liable under this Section IX(2) for only that amount as does not exceed the net proceeds to such Purchaser as a result of the sale of Shares.

     Notice. Promptly after receipt by either party hereto seeking indemnification pursuant to Section IX(2) (an "Indemnified Party") of written notice of any investigation, claim, proceeding or other action in respect of notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "Claim"), the Indemnified Party promptly shall notify the party from whom indemnification pursuant to Section IX(2) is being sought (the "Indemnifying Party") of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission or delay. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

     All fees and expenses of the Indemnified Party (including reasonable costs of defense and investigation in a manner not inconsistent with this section and, except as otherwise provided above, all reasonable attorneys' fees and expenses) shall be paid to the Indemnified Party, as incurred, within ten (10) trading days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses, with interest at market rates, to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

     Direct Claims. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnifying Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                                  GOVERNING LAW

     This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Illinois without regard to the principles of conflicts of law thereof. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the courts of the State of Illinois, and of the United States of America sitting in the City of Chicago for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that the venue thereof may not be appropriate, that such suit, action or proceeding is improper or that this Agreement or any of the documents referred to in this Agreement may not be enforced in or by said courts, and each party hereto irrevocably agrees that all claims with respect to such suit, action or proceeding may be heard and determined in such an Illinois state or federal court. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

                            ACCEPTANCE AND REVOCATION

     The undersigned understands and agrees that this subscription may be accepted or rejected by the Company in its sole and absolute discretion, and if accepted, the Units purchased pursuant hereto will be issued only in the name of the undersigned. The undersigned hereby acknowledges and agrees that this Subscription Agreement may not be canceled, revoked or withdrawn, and that this Subscription Agreement and the documents submitted herewith shall survive changes in the transactions, documents and instruments described in the Memorandum that are not material.

                                  MISCELLANEOUS

     The undersigned hereby intends that the undersigned's signature hereon shall constitute a subscription to the Company for the Units specified on the signature page of this Subscription Agreement.

     This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     This Subscription Agreement, and the representations and warranties contained herein shall be binding upon the administrators and other successors of the undersigned. This Subscription Agreement shall be governed by the laws of the State of Illinois, and any dispute regarding this Subscription Agreement or the Units shall be litigated in the state or federal courts situated in Cook County, Illinois, to which jurisdiction and venue the undersigned consents. THE UNDERSIGNED HEREBY WAIVES THE RIGHT TO A JURY TRIAL WITH RESPECT TO ANY DISPUTE REGARDING THE UNITS OR THIS SUBSCRIPTION AGREEMENT.


               [THE REST OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                            CECO ENVIRONMENTAL CORP.
                         COUNTERPART SIGNATURE PAGE FOR
                             SUBSCRIPTION AGREEMENT
                                 FOR INDIVIDUALS

     The undersigned hereby subscribes for the Units set forth below, acknowledges that the information contained in the Purchaser Questionnaire is true and correct and agrees to be bound by the terms of the Subscription Agreement and to which this signature page is a part.


EXECUTED this 31st day of December, 2001, at Northbrook, Illinois.

/s/ $420,000   of Units comprised of One Share of Common Stock and One Warrant to Purchase 1/2 Share of Common Stock.


   /s/  Robert T. Geras
----------------------------                ---------------------------------
(Signature of Subscriber)                     (Signature of Co-Subscriber)




  /s/  Robert T. Geras
----------------------------                ---------------------------------
(Printed Name of Subscriber)                 (Printed Name of Co-Subscriber)

                            CECO ENVIRONMENTAL CORP.
                         COUNTERPART SIGNATURE PAGE FOR
                             SUBSCRIPTION AGREEMENT
          FOR CORPORATE/COMPANY/LIMITED LIABILITY COMPANY/PENSION PLAN
                               OR TRUST INVESTORS

     The undersigned hereby subscribes for the Units set forth below, acknowledges that the information contained in the Purchaser Questionnaire is true and correct and agrees to be bound by the terms of the Subscription Agreement and to which this signature page is a part.


EXECUTED this 31st day of December, 2001, at Boca Raton, Florida.

/s/ $100,000   of Units comprised of One Share of Common Stock and One Warrant to Purchase 1/2 Share of Common Stock.

Entity Name:

/s/ Friedman Investment Group, LLC
----------------------------------
    (Signature of Subscriber)


/s/ Irwin Friedman
----------------------------------
Its: Manager

                            CECO ENVIRONMENTAL CORP.
                         COUNTERPART SIGNATURE PAGE FOR
                             SUBSCRIPTION AGREEMENT
                                 FOR INDIVIDUALS

     The undersigned hereby subscribes for the Units set forth below, acknowledges that the information contained in the Purchaser Questionnaire is true and correct and agrees to be bound by the terms of the Subscription Agreement and to which this signature page is a part.


EXECUTED this 31st day of  December, 2001, at ___________________________.

/s/ $150,000  of Units comprised of One Share of Common Stock and One Warrant to Purchase 1/2 Share of Common Stock.


   /s/ Steven Erlbaum
----------------------------------          ---------------------------------
 (Signature of Subscriber)                    (Signature of Co-Subscriber)


  /s/ Steven Erlbaum
----------------------------------          ---------------------------------
 (Printed Name of Subscriber)                (Printed Name of Co-Subscriber)

                            CECO ENVIRONMENTAL CORP.
                         COUNTERPART SIGNATURE PAGE FOR
                             SUBSCRIPTION AGREEMENT
          FOR CORPORATE/COMPANY/LIMITED LIABILITY COMPANY/PENSION PLAN
                               OR TRUST INVESTORS

     The undersigned hereby subscribes for the Units set forth below, acknowledges that the information contained in the Purchaser Questionnaire is true and correct and agrees to be bound by the terms of the Subscription Agreement and to which this signature page is a part.


EXECUTED this 31st day of  December, 2001, at ____________________________.

/s/ $150,000  of Units comprised of One Share of Common Stock and One Warrant to Purchase 1/2 Share of Common Stock.

Entity Name:

   /s/ Erlbaum Family L.P.
----------------------------------


  /s/  Steven Erlbaum,
----------------------------------
Its: President of G.P.

                            CECO ENVIRONMENTAL CORP.
                         COUNTERPART SIGNATURE PAGE FOR
                             SUBSCRIPTION AGREEMENT
          FOR CORPORATE/COMPANY/LIMITED LIABILITY COMPANY/PENSION PLAN
                               OR TRUST INVESTORS

     The undersigned hereby subscribes for the Units set forth below, acknowledges that the information contained in the Purchaser Questionnaire is true and correct and agrees to be bound by the terms of the Subscription Agreement and to which this signature page is a part.


EXECUTED this 31st day of December, 2001, at Northbrook, Illinois.

/s/ $1,300,000  of Units comprised of One Share of Common Stock and One Warrant to Purchase 1/2 Share of Common Stock.


Entity Name:

  /s/ Crestview Capital Fund L.P,
----------------------------------



 /s/ Gary J. Elkins
----------------------------------
Its: General Partner

                                   ACCEPTANCE

Accepted this 31st day of  December, 2001 at __________, ________________,.

                                    CECO ENVIRONMENTAL CORP.

                                    By:     /s/ Phillip DeZwirek
                                            ----------------------------------
                                    Title:  Chairman
                                            ----------------------------------




Solely with respect to               Solely with respect to
Section II(2)                        Sections VII(2) and VII(3) and Article VII:


/s/ Phillip DeZwirek                 /s/ Jason DeZwirek
--------------------                 ------------------
Phillip DeZwirek                     Jason DeZwirek




Solely with respect to Section II(2):
Green Diamond Oil Corp.
 /s/  Phillip DeZwirek
------------------------------------------
President

Icarus Investment Corp.
 /s/  Phillip DeZwirek
------------------------------------------
President

Introtech Investments, Inc.
 /s/  Jason DeZwirek
------------------------------------------
President


------------------------------------------


------------------------------------------


------------------------------------------

                                   Schedule A

                               List of Purchasers



Crestview Capital Fund, L.P.              $1,300,000

Steven Erlbaum                            $  150,000

Erlbaum Family L.P.                       $  150,000

Robert Geras                              $  420,000

Irwin Friedman                            $  100,000

                                   Schedule B

         Registration of the Shares; Compliance with the Securities Act


     Registration Procedures and Expenses. The Company shall:


              (a) prepare and file with the SEC no later than 90 days after the date first written above, a registration statement (a "Registration Statement") on Form S-1 (or any successor form) to enable the resale of the Shares or Warrant Shares by each Purchaser from time to time through public markets or in privately-negotiated transactions;

              (b) use its best efforts, subject to receipt of necessary information from the Purchaser, to cause the Registration Statement to become effective within 150 days after the date hereof;

              (c) prepare and file with the SEC such amendments and supplements to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement current and effective for a period not exceeding the earlier of (i) the date on which each Purchaser may sell all Shares then held by such Purchaser without restriction by the volume limitations of Rule 144(k) of the Securities Act, (ii) 18 months after the date such Registration Statement is declared effective by the SEC, or (iii) such time as all Shares held by Purchasers have been sold pursuant to a registration statement.

              (d) furnish to each Purchaser with respect to the Shares registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and Preliminary Prospectuses in conformity with the requirements of the Securities Act and such other documents as each Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Shares by each Purchaser, provided, however, that the obligation of the Company to deliver copies of Prospectuses or Preliminary Prospectuses to each Purchaser shall be subject to the receipt by the Company of reasonable assurances from the Purchaser that the Purchaser will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or Preliminary Prospectuses;

              (e) file documents required of the Company for normal blue sky clearance in states specified in writing by the Purchasers;

              (f) bear all Company expenses in connection with the procedures in paragraph (a) through (e) of this Section 1 and all of Purchasers' reasonable legal fees (up to $25,000 for all Purchasers in the aggregate under this Agreement and each of the Warrants) and the registration of the Shares pursuant to the Registration Statement; and

              (g) advise each Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and it will promptly use its reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

     The Company understands that each Purchaser disclaims being an underwriter, but any Purchaser being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has hereunder.

     Transfer of Shares After Registration; Suspension.

              (a) Each Purchaser agrees that it will, except as contemplated in the Registration Statement referred to in Section 1, promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Purchaser or its plan of distribution.

              (b) Except in the event that paragraph (c) below applies, the Company shall (i) if deemed necessary by the Company, prepare and file from time to time with the SEC a post-effective amendment to each Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies of any documents filed pursuant to Section 2(b)(i); and (iii) inform each Purchaser that the Company has complied with its obligations in Section 2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 2(b)(i) hereof when the amendment has become effective).

              (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of each Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in such Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall deliver a certificate in writing to the Purchasers (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchasers will refrain from selling any Shares pursuant to such Registration Statement (a "Suspension") until the Purchaser's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable within 20 days after the delivery of a Suspension Notice to the Purchaser. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Purchaser, the Purchaser shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 2(c).

              (d) Provided that a Suspension is not then in effect the Purchaser may sell Shares under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Shares. Upon receipt of a request therefor, the Company has agreed to provide an adequate number of current Prospectuses to the Purchaser and to supply copies to any other parties requiring such Prospectuses.

     Indemnification.  For the purpose of this Section 3:

         (i) the term "Selling Stockholder" shall include each Purchaser and any affiliate of such Purchaser;

         (ii) the term "Registration Statement" shall include any final Prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 1; and

         (iii) the term "untrue statement" shall include any untrue statement or alleged untrue statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

              (a) The Company agrees to indemnify and hold harmless each Selling Stockholder from and against any losses, claims, damages or liabilities to which such Selling Stockholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in each Registration Statement, or (ii) any failure by the Company to fulfill any undertaking included in each Registration Statement, and the Company will reimburse such Selling Stockholder for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 2 hereof respecting sale of the Shares or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Purchaser prior to the pertinent sale or sales by the Purchaser.

              (b) Each Purchaser, separately and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs each Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure to comply with the covenants and agreements contained in Section 2 hereof respecting sale of the Shares, or (ii) any untrue statement of a material fact contained in such Registration Statement if such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of such Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided that the Purchaser's obligation to indemnify the Company shall be limited to the net amount received by the Purchaser from the sale of the Shares.

              (c) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 3 (except to the extent that such omission materially and adversely affects the indemnifying party's ability to defend such action) or from any liability otherwise than under this Section 3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

              (d) If the indemnification provided for in this Section 3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or a Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d) Purchaser shall not be required to contribute any amount in excess of the amount by which the net amount received by Purchaser from the sale of the Shares to which such loss relates exceeds the amount of any damages which such Purchaser has otherwise been required to pay by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

              (e) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this
Section 3, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this
Section 3 and further agree not to attempt to assert any such defense.

     Termination of Conditions and Obligations. The conditions precedent imposed by this Schedule B upon the transferability of the Shares shall cease and terminate as to any particular number of the Shares when such Shares shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Shares or Warrant Shares or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

     Information Available. So long as the Registration Statement is effective covering the resale of Shares owned by the Purchaser, the Company will furnish to the Purchaser:

              (a) as soon as practicable after it is available, one copy of (i) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a national firm of certified public accountants), (ii) its Annual Report on Form 10-K and (iii) its Quarterly Reports on Form 10-Q (the foregoing, in each case, excluding exhibits);

              (b) upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 22.5 as filed with the SEC and all other information that is made available to shareholders; and

              (c) upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of the Purchaser, will meet with the Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Shares and will otherwise cooperate with any Purchaser conducting an investigation for the purpose of reducing or eliminating such Purchaser's exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with any Purchaser until and unless the Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

     Failure to Timely Register Shares. If the Company fails to comply with
Section 1(a) of this Schedule A, then Company shall pay each Purchaser an amount equal to 2% of Purchaser's investment in the Company for each full or partial month that Company has not fulfilled its obligation and if the Company fails to comply with Section 1(b) of this Schedule A, then Company shall pay each Purchaser an amount equal to .066667% of Purchaser's investment for each day that Company has not fulfilled its obligation, provided that the default amount shall not be paid more than once with respect to any particular day (i.e., in the event that Company defaults under both Sections 1(a) and 1(b)).

                                  RISK FACTORS

     An investment in the Units being offered hereby involves a high degree of risk. In deciding whether to purchase Units, Purchaser should carefully consider the following risk factors, in addition to other information contained in the Subscription Agreement, in the Company's most recent Form 10-KSB and Schedule 14A and in any other documents incorporated by reference therein. INVESTING IN THE UNITS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THE UNITS SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS ENTIRE INVESTMENT.

     In addition to the other information in the Subscription Agreement and Offering Materials, the factors listed below should be considered in evaluating the Company's business and prospects. Any forward-looking statements set forth herein or in the Offering Materials are subject to certain risks and uncertainties, including those discussed below, that could cause actual results to differ materially from historical results or those anticipated. The words "anticipates," "believes," "expects," "intends," "future" and similar expressions identify forward-looking statements. The Purchaser is cautioned to consider the specific factors described below and not to place undue reliance on the forward-looking statements contained herein or in the Offering Materials, which speak only as of the date of this Subscription Agreement or as of the date of the Offering Materials, respectively. The Company undertakes no obligation to publicly revise these forward-looking statements, to reflect events or circumstances that may arise after the date hereof.

COMPETITION. The industries in which the Company competes through its subsidiaries are all highly competitive. The Company competes against a number of local, regional and national manufacturers in each of its business segments, many of which have been in existence longer than the Company and some of which have substantially greater financial resources than the Company. The Company believes that any competition from new entrants that are large corporations may be able to compete with the Company on the basis of price and as a result may have a material adverse affect on the results of operations of the Company. In addition, there can be no assurance that other companies will not develop new or enhanced products that are either more effective than the Company's or would render the Company's products non-competitive or obsolete.

DEPENDENCE ON KEY PERSONNEL. The Company is highly dependent on the experience of its management in the continuing development of its operations. The loss of the services of certain of these individuals, particularly Richard J. Blum, President of the Company, would have a material adverse effect on the Company's business. The Company's future success will depend in part on its ability to attract and retain qualified personnel to manage the development and future growth of the Company. There can be no assurance that it will be successful in attracting and retaining such personnel. The failure to recruit additional key personnel could have a material adverse effect on the Company's business, financial condition and results of operations.

CONTINUED CONTROL BY MANAGEMENT. Assuming the sale of $2,500,000 of Units at $3.00 a Unit, management of the Company will beneficially own approximately 68% of the Company's outstanding Common Stock following the sale of the Units (assuming the exercise of warrants and options held by management that are exercisable as of the date hereof). The Company's stockholders do not have the right to cumulative voting in the election of directors. Accordingly, present stockholders will be in a position to exert control over the business and operations of the Company, including the election of directors of the Company.

DEPENDENCE UPON THIRD-PARTY SUPPLIERS. Although the Company is not dependent on any one supplier, the Company is dependent on the ability of its third-party suppliers to supply the Company's raw materials, as well as certain specific component parts. Ceco Filters, Inc. ("Filters"), in particular, purchases all of its chemical grade fiberglass from one supplier, which Filters believes is the only domestic supplier of such fiberglass, and certain specialty items from only two suppliers. Failure by the Company's third-party suppliers to meet the Company's requirements could have a material adverse effect on the Company. There can be no assurance that the Company's third-party suppliers will dedicate sufficient resources to meet the Company's scheduled delivery requirements or that the Company's suppliers will have sufficient resources to satisfy the Company's requirements during any period of sustained demand. Failure of manufacturers or suppliers to supply, or delays in supplying, the Company with raw materials or certain components, or allocations in the supply of certain high demand raw components could materially adversely affect the Company's operations and ability to meet its own delivery schedules on a timely and competitive basis.

PATENTS. The Company's subsidiaries hold various patents and licenses relating to certain of its products. There can be no assurance as to the breadth or degree of protection that existing or future patents, if any, may afford the Company, that the Company's patents will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to the Company or its subsidiaries. Although the Company believes that its subsidiaries' patents and the Company's subsidiaries' products do not and will not infringe patents or violate the proprietary rights of others, it is possible that the Company's existing patent rights may not be valid or that infringement of existing or future patents or proprietary rights may occur. In the event the Company's products infringe patents or proprietary rights of others, the Company may be required to modify the design of its products or obtain a license for certain technology. There can be no assurance that the Company will be able to do so in a timely manner, upon acceptable terms and conditions, or at all. Failure to do any of the foregoing could have a material adverse effect upon the Company. In addition, there can be no assurance that the Company will have the financial or other resources necessary to enforce or defend a patent infringement or proprietary rights violation action which may be brought against it. Moreover, if the Company's products infringe patents or proprietary rights of others, the Company could, under certain circumstances, become liable for damages, which also could have a material adverse effect on the Company.

NEW PRODUCT DEVELOPMENT AND ACQUISITIONS The air pollution control and filtration industry is characterized by ongoing technological developments and changing customer requirements. As a result, the Company's success and continued growth depend, in part, on its ability in a timely manner to develop or acquire rights to, and successfully introduce into the marketplace, enhancements of existing products or new products that incorporate technological advances, meet customer requirements and respond to products developed by the Company's competition. There can be no assurance that the Company will be successful in developing or acquiring such rights to products on a timely basis or that such products will adequately address the changing needs of the marketplace.

TECHNOLOGICAL AND REGULATORY CHANGE The air pollutions control and filtration industry is characterized by changing technology, competitively imposed process standards and regulatory requirements, each of which influences the demand for the Company's products and services. Changes in legislative, regulatory or industrial requirements may render certain of the Company's filtration products and processes obsolete. Acceptance of new products may also be affected by the adoption of new government regulations requiring stricter standards. The Company's ability to anticipate changes in technology and regulatory standards and to develop and introduce new and enhanced products successfully on a timely basis will be a significant factor in the Company's ability to grow and to remain competitive. There can be no assurance that the Company will be able to achieve the technological advances that may be necessary for it to remain competitive or that certain of its products will not become obsolete.

LEVERAGE. The Company is highly leveraged. It currently has loan facilities with PNC Bank, National Association, Bank One, N.A. and Fifth Third Bank. The terms of such loan facilities have been revised through four separate amendments in order to alter some of the financial covenants made by the Company to prevent the Company from being in default of such covenants.

WE MAY NEED TO OBTAIN ADDITIONAL FINANCING. The Company believes that with cash on hand and proceeds from expected sales that it has sufficient proceeds to meet cash requirements for the next twelve months.

However, the Company may need to raise additional funds to:

     -   Finance unanticipated working capital requirements;

     - Pay for increased operating expenses or shortfalls in anticipated revenues;

     -   Fund increases in research and related expenditures;

     -   Develop new technology, products or services;

     -   Respond to competitive pressures; and

     -   Support strategic and industry relationships.

     There is no assurance that additional financing will be available on terms favorable to the Company, or at all. If adequate funds are not available to the Company then it may not be able to continue operations or take advantage of opportunities.

THE UNITS, SHARES, AND WARRANTS HEREBY SUBSCRIBED FOR WILL BE UNREGISTERED, RESTRICTED SECURITIES THAT WILL NOT BE FREELY TRADABLE All of the Units, Shares and Warrants will be restricted securities under the Securities Act and applicable state securities laws. These Units, Shares and Warrants cannot be transferred without registration under the Securities Act and any applicable state securities laws unless an exemption is available and an opinion of counsel, if requested by the Company, to that effect is obtained. Currently, there is no public market for the Units or Warrants and the Company has no plans to ever effect a registered public offering of the Units or Warrants. The transferability of Shares will be substantially restricted under federal and state securities laws. For these and other reasons, there may be no trading in the Shares and Warrants. While the Company anticipates filing a Form S-1 to allow the public trading of the Shares, there is no guarantee that the Company will be successful.

                          SCHEDULE UNDER SECTION VI(24)

DEBT                                                                                        AMOUNT*
Credit Agreement dated December 7, 1999, as amended, PNC Bank, as Agent comprised of:

    Revolving Line of Credit                                                            $   5,073,385

    Term A                                                                                 11,000,000

    Term B                                                                                  7,325,200

                                                                                        --------------
        Total  Credit Facility                                                             23,398,585

Subordinated Notes dated December 7, 1999, as amended, comprised of:

    Promissory Note  Green Diamond Oil Corp.                                                4,000,000

                                                                                              500,000

    Promissory Note - held by Taurus Capital as nominee                                       500,000

                                                                                        --------------
        Total Subordinated  Notes                                                           5,000,000

Pennsylvania Industrial Development Authority dated April 1992                                167,182
                                                                                        --------------

            Total                                                                       $  28,565,767
                                                                                        ==============

* Amounts shown are principal balances outstanding as of December 27,
  2001